As filed with the Securities and Exchange Commission on January 7, 2000

                                                           Registration No. 333-


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                  CINERGY CORP.
             (Exact Name of Registrant as Specified in its Charter)

       DELAWARE                                                   31-1385023
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                             139 EAST FOURTH STREET
                             CINCINNATI, OHIO 45202
          (Address, including zip code, of Principal Executive Offices)


                       CINERGY CORP. DIRECTOR, OFFICER AND
                       KEY EMPLOYEE STOCK PURCHASE PROGRAM
                            (Full title of the plan)

                            DAVID T. MUSSELMAN, ESQ.
                                  CINERGY CORP.
                             139 EAST FOURTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 287-2644
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)


                        COPIES OF ALL COMMUNICATIONS TO:

                             PANKAJ K. SINHA, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                           1440 NEW YORK AVENUE, N.W.
                           WASHINGTON, DC 20005-2111
                                 (202) 371-7000

                                               CALCULATION OF REGISTRATION FEE



 Title of each class of                                 Proposed maximum          Proposed maximum
     securities to               Amount to be            offering price          aggregate offering             Amount of
   be registered (1)            registered (1)            per share (2)               price (2)             registration fee
------------------------       ----------------          ---------------             -----------            ----------------
Common Stock, par value           2,110,817                 $23 11/16                $49,999,978                $13,200.00
$0.01 per share

(1) Securities referenced on this form have already been registered under the Securities Act of 1933, as amended (the "Securities Act"). Cinergy Corp. is filing this registration statement because, for purposes of Section 5 of the Securities Act, its Director, Officer and Key Employee Stock Purchase Program may constitute a "solicitation of an offer to buy" a security.

(2) Estimated solely for purposes of calculating the registration fee and pursuant to Rule 457(c) and (h) of the Securities Act based on the average of the high and low sale price of the Common Stock on the New York Stock Exchange on January 3, 2000.

                          CINERGY CORP. ("REGISTRANT")
            DIRECTOR, OFFICER AND KEY EMPLOYEE STOCK PURCHASE PROGRAM

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents previously filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated in this Registration Statement by reference:

          1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.
          2. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1998.
          3. The information under the caption "Item 4. Description of Securities to be Registered" contained or incorporated in the Registration Statement on Form 8-B (File No. 1-11377) filed by the Registrant under Section 12 of the Exchange Act, including any amendments or reports filed for the purposes of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in the Registration Statement by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law (the "DGCL") allows the Registrant to indemnify officers and directors against certain expenses, liabilities and payments. Article VI of the Registrant's By-Laws provides that the Registrant shall indemnify specified persons, including its officers and directors, against liabilities under certain circumstances. Also,
Article VI provides that the Registrant may purchase and maintain insurance on behalf of or for any director, officer, employee or agent for protection against certain liabilities or claims asserted against such persons. In addition,


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
Article VI of the Registrant's Certificate of Incorporation provides for limits to the personal liability of the Registrant's directors for breach of fiduciary duties to the fullest extent permitted by the DGCL.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          The following exhibits are filed as part of this Registration
Statement:

Exhibit No.    Description
-----------    -----------

23.1           Consent of Arthur Andersen LLP, Cincinnati, Ohio.

24.1           Powers of Attorney.

ITEM 9.   UNDERTAKINGS.

          *(a) The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 242(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

               (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          *(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          *(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

*    Paragraph references correspond to those of Regulation S-K, Item 512.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on this 7th day of January 2000.

                                        CINERGY CORP.


                                        By:  /s/ James E. Rogers
                                             -----------------------------------
                                        Name:    James E. Rogers
                                        Title:   Vice Chairman, President and
                                                 Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                         Date
---------                            -----                         ----

/s/ James E. Rogers           Vice Chairman, President and      January 7, 2000
--------------------------    Chief Executive Officer
James E. Rogers


/s/ Madeleine W. Ludlow       Vice President and Chief          January 7, 2000
--------------------------    Financial Officer
Madeleine W. Ludlow


/s/ Bernard F. Roberts        Vice President and                January 7, 2000
--------------------------    Comptroller
Bernard F. Roberts


                              Director                          January 7, 2000
--------------------------
Neil A. Armstrong*


                              Director                          January 7, 2000
--------------------------
James K. Baker*


                              Director                          January 7, 2000
--------------------------
Michael G. Browning*


                              Director                          January 7, 2000
--------------------------
Phillip R. Cox*

                              Director                          January 7, 2000
--------------------------
Kenneth M. Duberstein*


                              Director                          January 7, 2000
--------------------------
John A. Hillenbrand II*


                              Director                          January 7, 2000
--------------------------
George C. Juilfs*


                              Director                          January 7, 2000
--------------------------
Melvin Perelman*


                              Director                          January 7, 2000
--------------------------
Thomas E. Petry*


/s/ Jackson H. Randolph       Director                          January 7, 2000
--------------------------
Jackson H. Randolph


/s/ James E. Rogers           Director                          January 7, 2000
--------------------------
James E. Rogers


                              Director                          January 7, 2000
--------------------------
John J. Schiff, Jr.*


                              Director                          January 7, 2000
--------------------------
Phillip R. Sharp*


                              Director                          January 7, 2000
--------------------------
Dudley S. Taft*


                              Director                          January 7, 2000
--------------------------
Oliver W. Waddell*


*By: /s/Madeleine W. Ludlow
     ----------------------
     Madeleine W. Ludlow      Attorney-in-fact

                                  EXHIBIT INDEX

Exhibit No.         Description
-----------         -----------

23.1                Consent of Arthur Andersen LLP, Cincinnati, Ohio.

24.1                Powers of Attorney.


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